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                                                                     EXHIBIT 99

                            Joint Filing Agreement

        The undersigned agree that the Statement on Schedule 13D to which this Agreement is attached is filed on behalf of each of them pursuant to Rule 13d-1(f)(iii). This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall together constitute one instrument.

                            THE BAILEY COMPANY, a Colorado limited partnership

                        By: The Erie County Investment Co.,
                            its general partner

                        By: /s/ William D. Whitehurst, Vice President
                            -----------------------------------------

                            THE ERIE COUNTY INVESTMENT CO.

                        By: /s/ William D. Whitehurst, Vice President
                            -----------------------------------------


Dated: October 10, 1996